As filed with the Securities and Exchange Commission on August 11, 2008

Registration No. 333-138979

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3047598 (I.R.S. Employer Identification Number)

333 Lakeside Drive

Foster City, California 94404

(650) 574-3000

(Address, including ZIP Code, and telephone number, including area code, of Registrant’s principal executive offices)

Gregg H. Alton, Esq.

Senior Vice President and General Counsel

333 Lakeside Drive

Foster City, California 94404

(650) 574-3000

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Gregory P. Rodgers, Esq.

Tracy K. Edmonson, Esq.

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

(212) 906-1200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective on filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Deregistration of Securities

Gilead Sciences, Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-3 on November 28, 2006 (Registration No. 333-138979) (the “Registration Statement”), which originally registered $650,000,000 aggregate principal amount of 0.50% Convertible Senior Notes due 2011 (the “2011 Notes”) and $650,000,000 aggregate principal amount of 0.625% Convertible Senior Notes due 2013 (the “2013 Notes” and, together with the 2011 Notes, the “Notes”), together with shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Notes, for resale by the selling securityholders named in the Registration Statement. The offering contemplated by the Registration Statement has terminated due to the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such principal amount of Notes and shares of Common Stock originally registered by the Registration Statement as remain unsold as of the termination of the offering.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 11, 2008.

GILEAD SCIENCES, INC.

By:	/s/ John C. Martin
John C. Martin Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John C. Martin John C. Martin	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	August 11, 2008

/s/ Robin L. Washington Robin L. Washington	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 11, 2008

* James M. Denny	Director	August 11, 2008

* Paul Berg	Director	August 11, 2008

* John F. Cogan	Director	August 11, 2008

* Etienne F. Davignon	Director	August 11, 2008

* John W. Madigan	Director	August 11, 2008

* Gordon E. Moore	Director	August 11, 2008

Signature	Title	Date

* Nicholas G. Moore	Director	August 11, 2008

* Gayle E. Wilson	Director	August 11, 2008

* By:	/s/ John F. Milligan
John F. Milligan, Ph.D. Attorney-in-fact